UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2019

Allena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38268	45-2729920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Newton Executive Park, Suite 202 Newton, Massachusetts	02462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 467-4577

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Allene Diaz Appointed to the Board of Directors

On April 12, 2019, the Board of Directors (the “Board”) of Allena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), appointed Allene Diaz to the Board, effective April 15, 2019. Ms. Diaz will serve as a Class II director with a term expiring at the Company’s next annual meeting of stockholders, which is expected to be held on June 5, 2019 (the “Annual Meeting”), and until such time as her successor is duly elected and qualified, or until her earlier death, resignation or removal.

Allene Diaz has served as the Senior Vice President of Global Commercial Development and Program Strategy at TESARO, Inc. since May 2015.  She currently serves as an independent director of Erytech Pharma SA, a clinical-stage biopharmaceutical company developing innovative therapies for cancer. Prior to her tenure at TESARO, Inc., Ms. Diaz spent seven years at EMD/Merck Serono, divisions of Merck KGaA, Darmstadt, Germany in a variety of roles, including Senior Vice President, Managed Markets, including Senior Vice President, Managed Markets and Senior Vice President, Head of US Oncology Commercial. She also spent time as the Head of Global Strategic Planning and as the Head of the Global Oncology Business Unit for Merck Serono.  In addition, Ms. Diaz has held management positions at several leading biopharmaceutical companies, including Amylin Pharmaceuticals, Biogen and Pfizer. Ms. Diaz has a B.S. from Florida State University.

As a non-employee director, Ms. Diaz will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation policy. There are no arrangements or understandings between Ms. Diaz and any other person pursuant to which Ms. Diaz was selected as a director, and there are no transactions between Ms. Diaz and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Company has entered into an indemnification agreement with Ms. Diaz in connection with her appointment to the Board which is in substantially the same form as that entered into with the other directors of the Company.

Following the appointment of Ms. Diaz, our Class II directors consist of Louis Brenner, M.D., Axel Bolte, Allene Diaz and  Robert Tepper, M.D. The terms for our Class II directors will expire at the Annual Meeting.

Axel Bolte Will Not Stand For Reelection at the Annual Meeting

On April 12, 2019, Axel Bolte notified the Company that he will not stand for reelection at the Annual Meeting. Mr. Bolte’s decision to not stand for reelection was not related to any disagreement with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2019	Allena Pharmaceuticals, Inc.

	By:	/s/Edward Wholihan
Edward Wholihan
Chief Financial Officer